UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

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VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

15521 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth below in Item 5.03 is hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2014, Village Bank and Trust Financial Corp. (the “Company”) filed Articles of Amendment to its Articles of Incorporation (the “Articles of Amendment”) with the Virginia State Corporation Commission to effect a reverse stock split (the “Reverse Split”) of its outstanding common stock, $4.00 par value per share (the “Common Stock”). The Articles of Amendment became effective at 12:01 a.m., Eastern Time, on August 8, 2014. As a result of the reverse split, every sixteen shares of the Company’s issued and outstanding Common Stock were consolidated into one issued and outstanding share of Common Stock.

The number of shares of Common Stock subject to the Company’s outstanding stock options, warrants and restricted stock awards, as well as the relevant exercise prices per share, if applicable, has been proportionately adjusted to reflect the Reverse Split. No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, shareholders who would otherwise be entitled to a fractional share will have such fractional share rounded up to the nearest whole share.

A copy of the Articles of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On August 6, 2014, the Company issued a press release announcing the details of the Reverse Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment, effective August 8, 2014.
99.1	Village Bank and Trust Financial Corp. press release dated August 6, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: August 11, 2014	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment, effective August 8, 2014.
99.1	Village Bank and Trust Financial Corp. press release dated August 6, 2014.